                                                                    EXHIBIT 32.2

                CERTIFICATION OF THE PRINCIPAL FINANCIAL OFFICER

                           PURSUANT TO 18 U.S.C. 1350

                 (SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

I, Richard T. Marabito, Chief Financial Officer of Olympic Steel, Inc. (the "Company"), certify that to the best of my knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period ended March 31, 2004 of the Company (the "Report"):

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: /s/ Richard T. Marabito
    --------------------------
Richard T. Marabito
Olympic Steel, Inc.
Chief Financial Officer

May 10, 2004

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